Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187104) and Form S-8 (Nos. 333-195926, 333-188894, 333-180850, 333-174101, 333-165409, 333-162053, 333-140480, 333-131739, 333-122035, 333-103113, 333-72020, 333-52881, 333-30026, and 33-98514) of Pharmacyclics, Inc. of our report dated February 18, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 18, 2015